CONTRACT FOR MORTGAGE PURCHASE

Date: Effective November 1, 2015

Seller: FP Management Group, LLC, et al (FP)
Seller's Address: 1795 Northwest Highway Garland, Texas 75041

Buyer: US Assets, Inc. (USA)
Buyer's Address: 1910 Pacific, Ste. 17060, Dallas, Texas 75201

Property: See Exhibit A attached hereto and incorporated herein by reference for all purposes

Legal Description: See property Addresses listed on Exhibit A

Sales Price $12,264,175.00
Down Payment: $NA
  Cash Allocation: $NA
  Repair Allocation: $NA

Initial Cash Down Payment: $200,000

Deferred Principal Amount: $12,064,175.00

Monthly Interest Payment: **As calculated on the balance of the note**

Monthly Escrow Fund Payment: **Actual Monthly charged escrow**

Total Monthly Payment: **As calculated on the balance of the note**
See exhibit A attached hereto and incorporated herein by reference for all purposes

Annual Interest Rate on Deferred Principal Amount from Date: 9.0%

Annual Interest Rate on Matured, Unpaid Amounts: The lesser of 18% or the highest legal rate.

Maturity Date: October 1, 2017

Terms of Payment:

A: Interest payments of this contract are due and payable in accordance with Deferred Principal Amount balance in Exhibit A attached hereto and incorporated herein by reference for all purposes beginning November 1, 2015, and continuing until October 1, 2017 whereupon the balance of all principal and interest, if any, shall be due and payable. This Contract may be prepaid in whole or in part at any time without penalty. It is acknowledged that as part of the sales price of this transaction that Seller may retain all net proceeds received from the properties and specifically until each property is paid off in full.

B: If Seller has not received the full amount of any monthly payment by the end of fifteen (15) calendar days after the date it is due, Buyers may promptly pay to the Seller a late charge in the amount of 5% of the payment amount, which ever is greater.

___________ Buyers Initials

Reservations from and Exceptions to Conveyance and Warranty:

This conveyance is subject to any and all easements, restrictions, leases, liens, mineral reservations or other encumbrances which may affect the Properties.

Subject to standby fees, taxes and assessments by any taxing authority for the year 2015, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

Buyer shall pay to Seller:

(a) monthly interest and escrow payments

(b) an initial deposit in an amount determined by Seller and then monthly payments to a fund (the **"Escrow Fund"**) for taxes and insurance premiums on the Property. The Escrow Fund is pledged as additional security for the indebtedness secured by this Contract For Mortgage Purchase. Monthly payments will be made on the payment dates specified herein, and each payment will be one-twelfth of the amount that Seller estimates will be required annually for payment of taxes and insurance premiums. The Escrow Fund will accrue no interest, and Seller will hold it without bond. Buyer agrees to make additional deposits on demand if the Escrow Fund is ever insufficient for its purpose. If in Seller's

opinion an excess accumulates in the Escrow Fund, Seller may (i) credit it to the next monthly deposits until the excess is exhausted, (ii) apply any excess to the outstanding principal, or (iii) refund it to Buyer. Before Buyer makes the final payment on this Contract, Seller will credit to that payment the whole amount then in the Escrow Fund or, at Seller's option, refund it after this Contract is paid. Deposits to the Escrow Fund described in this paragraph are in addition to the monthly payments provided for in (a) and (b) above. The monthly payments to the Escrow Fund may be increased or decreased from time to time and at any time by Seller. In the event Seller is required by the holder of any Underlying Lien (as hereinafter defined) (the **"Underlying Lienholder"**) to escrow sums for the same purposes as the Escrow Fund, Seller shall be entitled to give possession of the Escrow Fund to the Underlying Lienholder and Seller shall not be liable to Buyer in the event the Underlying Lienholder improperly disposes of the Escrow Fund.

Seller (FP) has the right to sell properties with or without USA approval. Seller retains the option that the property sales may be approved through USA; Additionally, FP may refinance any or all of the properties remaining in the attached property list with or without USA approval. Management of all assets shall remain with FP Management Group, per separate Management Agreement.

1. **UNDERLYING LIENS.** Seller hereby notifies Buyer that the Properties/Mortgages are subject to, and this Contract is subordinate to, existing liens (hereinafter the "Underlying Liens"). At Seller's sole discretion the Underlying Lien may continue as a lien against the Property or Properties until the Buyer pays all sums due Seller under the terms of this Contract. Upon Buyer's payment in full of all of Buyer's obligations under this Contract, Seller will obtain and file a release of the Underlying Lien. At Buyer's written request, Seller will provide Buyer with a copy of the Underlying Lien.
___________ Buyers Initials

2. **TAXES AND INSURANCE.**
Seller will pay when due all taxes and assessments on the Properties/Mortgages after the date of this Contract from the monies held for such purpose in any Escrow Fund. Buyer assumes taxes as of the date of execution of this Contract For Mortgage Purchase (**"Effective Date"**). Taxes for the current year will be prorated as of the Effective Date based on the taxes for the prior or current year, and Seller will reimburse Buyer for Seller's pro rata share.

3. **SELLER'S OBLIGATIONS**
3.1 Seller agrees to sell the Properties/Mortgages to Buyer and to be bound by this Contract.
3.2 When Buyer has paid the entire Deferred Principal Amount, earned interest, and any other debt owed under this Contract, Seller will convey the Properties/Mortgages to Buyer by special warranty deed subject to parties in possession and to the reservations from and exceptions to conveyance and warranty set forth above.
4.3 Seller covenants and agrees to timely make all installments and payments upon the Underlying Lien(s).
4.4 Seller agrees to fully and timely perform all covenants set forth in the documents securing any Underlying Lien(s).

4. **BUYER'S OBLIGATIONS.**
4.1 Buyer agrees to buy the Properties/Mortgages and to be bound by this Contract.
4.2 Buyer agrees to pay Seller the Sales Price for the Properties/Mortgages. Buyer will pay Seller the Deferred Principal Amount in accordance with the terms and conditions set forth herein. Monthly payments will begin as set forth above and continue until the Maturity Date when the entire Deferred Principal Amount will be payable in full.
4.3 Buyer will permit Seller and Seller's agents to enter the Properties at reasonable times to inspect it for compliance with Buyer's obligations.
4.4 If Buyer defaults in the performance of any obligation, Buyer will reimburse Seller on demand at the place for payment for all of Seller's costs of collection and enforcement, including reasonable attorney's fees, plus interest on those sums from the dates of payment at the annual interest rate on matured, unpaid amounts. The sum to be reimbursed shall be added to and become a part of the Deferred Principal Amount.

5. **EVENTS OF DEFAULT.** The term **"Event of Default"** as used in this Contract shall mean an occurrence at any time and from time to time, of any one or more of the following:
5.1 If any sum due under this Contract is not paid as and when the same shall become due and payable.
5.2 If any of Buyer's obligations under this Contract shall fail to be discharged fully and timely.
5.3 If any representation, warranty or other information, including without limitation, financial statements, supplied to Seller shall be false, misleading or erroneous in any material respect.
5.4 If Buyer, without the prior written consent of Seller shall: (a) create, place or permit to be created or placed, or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens and security interest of this Contract, with respect to the Properties, or any part, or any interest therein; or (b) sell, lease for in excess of one (1) year, exchange, assign, convey, transfer possession of or otherwise dispose of the Properties, or any part thereof, or any interest therein.
5.5 If Seller, in its sole judgment, determines that the ability of Buyer or any other obligated party to pay the sums due under this Contract or any part thereof or perform any of Buyer's obligations under this Contract has deteriorated or been significantly impaired, or the Properties/Mortgages are insufficient as security for the sums due under this Contract.
5.6 If Buyer, or any obligated party shall: (a) voluntarily be adjudicated a bankrupt or insolvent; (b) seek, consent to or not contest the appointment of a receiver or trustee for Buyer or for all or any part of Buyer's properties; (c) file a petition seeking relief under bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or any

other competent jurisdiction; (d) make a general assignment for the benefit of its creditors; or (e) admit in writing its inability to pay its debts as they mature.

5.7 If: (a) a petition is filed against Buyer or any obligated party seeking relief under bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for any part of Buyer's, or an obligated party's property.

5.9 If the Properties are substantially damaged, or threatened with substantial damage, so that in Seller's judgment they cannot promptly be restored with available insurance funds to a profitable, or marketable condition.

5.10 If the holder of any lien or security interest on the Properties (notwithstanding that the creation of the same may constitute a separate default hereunder) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

6. SELLER'S RIGHTS.

If an Event of Default shall occur, Seller may, at Seller's sole election, exercise any or all of the following:

a. declare all unpaid amounts under the Contract immediately due and payable whereupon the same shall become immediately due and payable.

b. cancel this Contract, declare all of Buyer's interest under this Contract forfeited, and retain all money due by Buyer to Seller under this Contract to the date of cancellation as liquidated damages, in which case the money is considered liquidated damages rather than a penalty, due to the inconvenience and difficulty of determining Seller's actual damages, access all arrearages including non- payment principal, interest and insurance, and determine any additional damages which may be incurred upon resale, including but not limited to losses of principal, court costs, and attorney fees.

d. hold, lease, manage, operate or otherwise use or permit the use of the Properties/Mortgages, either by Seller or by other persons, firms or entities, in such manner, for such time and upon such other terms as Seller may deem prudent under the circumstances (making such repairs, alterations, additions and improvements thereto and taking such other action from time to time as Seller, at Seller's option and without obligation to do so, shall deem necessary or desirable).

e. collect rents if the Properties are rented or rent it and collect rents if it is vacant, and apply the proceeds, less reasonable expenses, to payment of the Deferred Principal Amount or collect any mortgage payment.

f. before, upon, or at any time after, Seller's notice of termination of the Contract, or any legal proceedings hereunder, make application to a court of competent jurisdiction as a matter of strict right and without notice to Buyer for appointment of a receiver of these Properties and Buyer does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Properties upon such terms as may be approved by the court, and shall apply such any rents in accordance with the provisions of this Contract.

g. exercise any and all other rights, remedies and recourses granted under this Contract or as may be now or hereafter existing in equity or at law, by virtue or statute or otherwise.

6.2 All rights, remedies and recourses of Seller granted in this Contract or otherwise available at law or equity: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Buyer, or against the Properties, or against any one or more of them at the sole discretion of Seller; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Buyer that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) shall be non-exclusive.

6.3 Rents or other sums generated by the holding, leasing, management operation or other use of, these Properties shall be applied in the following orders of priority: (a) first, to the payment of all costs and expenses of taking possession of the Properties and of holding, leasing, operating, using, repairing, improving and selling the same, including, without limitation, fees of the attorneys retained by Seller; fees of any receiver or accountants; recording and filing fees; court costs; costs of advertisement, and the payment of any and all impositions, liens, security interest or other rights, titles or interest equal or superior to the lien and security interests of this Contract (except those to which the Properties have been sold subject to and without in any way implying Seller's consent to the creation thereof); (b) second, to the payment of all amounts, other than unpaid principal and accrued interest on this Contract, which may be due to Seller hereunder, with interest thereon as provided herein; (c) third, to the payment of all accrued and unpaid interest due hereunder; (d) fourth, to the payment of the unpaid Deferred Principal Amount hereunder; (e) fifth, to any inferior lienholder lawfully entitled thereto; and (f) sixth, to Buyer.

6.4 If the Properties/ are not used and not to be used as intended, Seller may invoke any or all of these remedies after Buyer's default continues for five days.

7. SECURITY AGREEMENT. Buyer hereby grants to Seller a security interest in and to the properties as follows:

7.1 Buyer agrees to execute and deliver to Seller, in form and substance satisfactory to Seller, such financing statements and such further assurances as Seller may, from time to time, consider necessary to create, perfect, and preserve the security interest herein granted, and Seller may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to create, perfect and preserve such security interest.

7.1 The security interest herein granted shall not be deemed or construed to constitute Seller as a trustee in possession of the Properties, to obligate Seller to, where applicable, lease the Properties, or to take any action, incur any expenses or perform any obligation whatsoever under any leases or otherwise.

8. ASSIGNMENT OF RENTS. Buyer assigns to Seller absolutely, not only as collateral, all present and future rent and other income and receipts from the Properties/Mortgages. Leases are not assigned. Buyer warrants the validity and enforceability of the assignment. Buyer may as Seller's licensee collect rent and other income and receipts as long as Buyer is not in default hereunder. Buyer will apply all rent and other income and receipts to payment of the sums due hereunder and performance of this Contract, but if the rent and other income and receipts exceed the amount due hereunder, Buyer may retain

the excess. If Buyer defaults in payment of any sums due hereunder or in performance of this Contract, Seller may terminate Buyer's license to collect and then as Buyer's agent may rent the Properties if it is vacant and collect all rent and other income and receipts. Seller neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the Properties. Seller may exercise Seller's rights and remedies under this paragraph without taking possession of the Properties. Seller shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Seller's rights and remedies and then to Buyer's obligations hereunder in the order determined by Seller. Seller is not required to act under this paragraph, and acting under this paragraph does not waive any of Seller's other rights or remedies. If Buyer becomes a voluntary or involuntary bankrupt, Seller's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

9. GENERAL PROVISIONS

9.1 Assignment. Neither this Contract nor any part of or interest in the Properties may be assigned, sold, conveyed, transferred, pledged or mortgaged by Buyer without the written consent of Seller.

9.2 Maximum Interest. The Contract is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of any of the Contract or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law. All agreements between the Seller and the Buyer, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Seller exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Seller in excess of the maximum lawful amount, the interest payable to the Seller shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Seller shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Buyer. All interest paid or agreed to be paid to the Seller shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread through the full period of this Contract until payment in full of the Indebtedness hereby secured (including the period of any renewal or extension hereof) so that the interest for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Seller and the Buyer.

9.3 Title. Buyer understands and acknowledges that Buyer does not acquire legal title by this Contract and that Buyer will not acquire legal title until Buyer has complied with all the terms and conditions of this Contract and Seller's deed is delivered. Seller may transfer legal title to the Properties without Buyer's consent. If Seller transfers legal title, Seller will require the transferee to assume Seller's obligations in this Contract.

9.4 Waiver. No delay by Seller in enforcing any part of this Contract shall be deemed a waiver of any of Seller's rights or remedies. If Seller accepts any payment after its due date, the acceptance shall not be construed as a waiver of any other due date, shall not change any other due date, and shall not waive any of Seller's rights or remedies.

9.5 Context. When the context requires, singular nouns and pronouns include the plural.

9.6 Time. Time is of the essence of this Contract.

9.7 Venue. This Contract is entered into in the State of Texas and shall be interpreted in accordance with the laws of the State of Texas, with venue to be in any court of competent jurisdiction in Dallas County, Texas.

9.8 Attorney's Fees. In the event it becomes necessary for either party hereto to retain counsel to enforce its rights hereunder or to file a suit to enforce this agreement or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorney's fees incurred in such suit.

9.9 Binding Effect. This Contract is binding upon the parties hereto, their respective heirs, legal representatives, successors, and permitted assigns.

9.10 Counterparts. This Contract may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement.

9.11 Business Day. If any date of performance hereunder falls on a Saturday, Sunday or legal holiday, such date of performance shall be deferred to the next day which is not a Saturday, Sunday or legal holiday.

9.12 Property Condition. Buyer hereby acknowledges that Seller is conveying the Properties/Mortgages in its present "AS IS" and "WITH ALL FAULTS" condition, and has not made, does not make and will not make any warranties or representations, whether express or implied, with respect to the Properties, the value or marketability thereof, or any of the appurtenances, facilities or equipment thereof. Further, Buyer acknowledges that Seller has not made, does not make and will not make any warranties, whether express or implied, of habitability, merchantability or fitness for a particular purpose. Buyer further acknowledges that, by its entering into this Contract, Buyer has made such legal, factual and other inquiries and investigations as Buyer deems necessary, desirable or appropriate with respect to the Properties and the value thereof and the appurtenances, facilities and equipment thereof and that in entering into this Contract, Buyer will be relying solely thereon. Without in any way limiting the generality of the foregoing, Buyer expressly acknowledges that Buyer has made or has been given an opportunity to make, independent square-footage measurements of the Properties, and of the land which encompasses the improvements thereon, and that as a result thereof, Buyer will be relying solely on such independent measurements, and not on any measurements or information supplied by Seller. This clause shall survive execution and closing.

9.13 No Oral Agreements. THIS CONTRACT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER CONTAINED HEREIN. THERE ARE NO ORAL AGREEMENTS OR REPRESENTATIONS. ALL PRIOR DISCUSSIONS AND NEGOTIATIONS ARE MERGED INTO AND SUPERSEDED BY THIS AGREEMENT. This Contract may not be amended, modified, terminated, or canceled except by written agreement executed by Seller and Buyer. Any term, provision, or covenant contained herein which is declared to be invalid or void by a court of competent jurisdiction shall be deemed to be severed from this Contract; and the remainder of this Contract shall remain in full force and effect without terminating or otherwise invalidating the remainder of this Contract.

10. Neither Buyer, Guarantor, nor any of their successor or assigns shall oppose any motion filed by Lender, Payee, Seller, or any subsequent holder of this Contract For Mortgage Purchase seeking relief from or modification of the automatic stay provided by 11 U.S.C. Section 362(a), in any bankruptcy action filed by or against Buyer.

11. Buyer hereby acknowledges that Seller has the opportunity to sell any of the properties made a part hereof listed on Exhibit A, prior to the date of maturity hereof. In such event, Seller agrees to reduce the principal balance and any associated monthly payment by the balance and amount designated for each property listed on Exhibit A. Profits, if any, received by Seller shall be the sole property of Seller. _____________ Buyer's Initial.

THIS CONTRACT IS A VALID, BINDING LEGAL DOCUMENT. IF YOU DO NOT UNDERSTAND THE EFFECT OF THIS CONTRACT OR ANY PROVISION HEREOF, SEEK COMPETENT LEGAL ADVISE FROM AN ATTORNEY OF YOUR CHOICE.

AGREED AND EXECUTED Effective November 1, 2015.

SELLER:	**BUYER:**
FP Management Group, LLC, et al.	US Assets, Inc.
______________________________	______________________________
By: L. Scott Horne	By: Jeffrey Love
Its: President	Its: President

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on ________________, 2015 by L. Scott Horne, President of FP Management, Group, LLC, a Texas Limited Liability Company, on behalf of said LLC.

____
Notary Public, State of Texas

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on __________________, 2015, by Jeffrey Love, President of US Assets, Inc. a Nevada Corporation, on behalf of said Corporation.

____
Notary Public, State of Texas

Agreed and Acknowledged by counterparts of Seller this 1st day of November, 2015.

Prospect, LLC
A Texas Limited Liability Company

By: ________________________________
L. Scott Horne, President

DASH Property Co., As General Partner for
DASH Partners, LP, A Texas Corporation

By: ________________________________
L. Scott Horne, President

Sprint Property Co., As General Partner for
Sprint Partners, LP, A Texas Corporation

By: ________________________________
L. Scott Horne, President

AFTER RECORDING RETURN TO:
FP Management Group, LLC
1795 Northwest Highway
Garland, Texas 75041

Exhibit A